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                                                                   EXHIBIT 10.27

TELECOMMUNICATION SERVICE CONTRACT, ENTERED INTO, ON THE ONE HAND, BY AMERICAN TELESOURCE INTERNATIONAL DE MEXICO, S.A. DE C.V., HEREINAFTER CALLED THE "CLIENT", REPRESENTED BY MR. JESUS ENRIQUEZ PEREZ, AND ON THE OTHER PART, BY AVANTEL, S.A., AS SERVICE RENDERER, HEREINAFTER CALLED "AVANTEL", REPRESENTED BY MR. JORGE L. RODRIGUEZ.


1.  Through its legal representative, the CLIENT states:

a. That the party he represents, is a limited responsibility corporation with variable capital, chartered in accordance with the legislation of Mexico as set forth in Public Writ number 19,977, dated June 20th, 1995, sworn before lawyer Francisco Xavier Arredondo Galvan, Notary Public number 173 of Mexico, D.F., and registered in the Property and Commercial Public Registry of Mexico, D.F., under the merchandising number 202960, dated August 1st, 1995.

b. That he has been sufficiently empowered to enter into the present Contract on behalf of his CLIENT, as is stated in the same Public Writ referred to in the previous paragraph, that the same empowerment has not been revoked, limited nor modified in any manner as of this date.

c. That his CLIENT has the necessary permit to establish, operate, and exploit, a public telephone service marketer enterprise, granted by the Federal Government through the Department of Communications and Transportation dated February 20th, 1997, in the following states: Baja California, Baja California Sur, Campeche, Coahuila, Colima, Chihuahua, Federal

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District, Durango, Guanajuato, Guerrero, Jalisco, Nuevo Leon, Oaxaca, Quintana
Roo, Sonora, Sinaloa, Tamaulipas, Veracruz and Yucatan.

d. That his CLIENT wants to contract with AVANTEL oral long distance telephone services for the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE that he may install in Mexico.

e. That his CLIENT is aware that the services AVANTEL offers are subject to the conditions of the concession granted AVANTEL dated September 15th, 1995, to the regulations of the Federal Telecommunications Law, and other legal regulations applicable, as well as AVANTEL's Rates, CFT no. 1, and AVANTEL's Commercial Practices Code, in effect at present, all of them with the corresponding authorization and registry before the appropriate authorities, and in accordance with applicable legislation.

f. That his CLIENT entered into a service contract with American Telesource International, Inc., an American company authorized by the FCC to render long distance national and international service in the United States of America.

II.     AVANTEL states through its legal representative:

a. That the party he represents is a corporation chartered in accordance with Mexican laws, as is shown in Public Writ no. 33868, dated October 11th, 1994, sworn before lic. Roberto Nunez y Banderas, Notary Public no. 1, of Mexico, Federal District, and registered in the Property and Commercial Public Registry of Mexico, D.F., under the merchandising number 193800.

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b.  That he has been sufficiently empowered to enter into the present Contract on behalf of AVANTEL, and that the same empowerment has not been revoked, limited nor modified in any manner as of this date.

c. That, on September 15th, 1995, it received, from the Federal Government through the Department of Communications and Transportation, a concession to install, operate, and exploit, a Public Telecommunication Network; and that it has the necessary permits, authorizations, and/or registrations, to render the telecommunication services that is the subject of this contract.

d. That it has the necessary technical capacity, technology, and the knowledge, technical support and personnel to comply with the duties derived from this contract of telecommunication services.

e. That it has entered into an interconnection contract with MCI International Telecommunications Corporation.

III. Both parties declare:

a. That they are in accord with the technical and economic specifications that accompany the present contract as attached documents "A" and "B", respectively, that are considered an integral part of the present Contract, and their stipulations apply to AVANTEL's services that will be rendered in accordance with the present document.

Based in the previous statements, both parties agree to enter into the following:

CLAUSES

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FIRST. DEFINITIONS

Both parties agree, that for the effect of this contract and attachments, the following terms will have the meaning stated as follows:

LOCAL ACCESS. The necessary means and equipment to connect the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE to AVANTEL's Public Telecommunication Network will be understood as such.

SELFDIALER. External equipment, property of the CLIENT, that connects in the public line of the TELEPHONE APPARATUS OF PUBLIC USE through which the automatic sequence signaling of several prerecorded numbers, without the user's involvement, for his communication with AVANTEL centrals.

CLIENT's TELEPHONE APPARATUS OF PUBLIC USE. The CLIENT's telecommunication terminal equipment connected through or without wires to a public telecomunication network, to render public telephone service, and where the national and international long distance calls that are given to AVANTEL for transmission will originate. The list of the locations of said telephone apparatus are specified in Attachment "C", which has been signed by both parties as an integral part of the present Contract.

COMMERCIAL PRACTICES CODE. AVANTEL has registered the Commercial Practices Code before the appropriate authorities, and which can be modified by AVANTEL.

AVANTEL'S PUBLIC TELECOMMUNICATION NETWORK. The infrastructure of equipment, devices, and apparatus, as well as the linkages for the transmission of telecomunication signals through which

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AVANTEL renders telecomunication services, will be understood as such, in accordance with the concession referred to in the above statements.

RATES. AVANTEL's Rates CFT no. 1, registered before the competent authorities and which can be modified by AVANTEL.

SECOND. OBJECTIVE OF THIS CONTRACT

Through the present contract, AVANTEL undertakes to render to the CLIENT a long distance telephone service for the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE according to the following stipulations:

 . All international long distance calls made through the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE will be rendered by the international carrier to which AVANTEL delivers the call in the corresponding international port, to the long distance international operator American Telesource International, Inc.
at San Antonio, Texas, United States of America.

 .   All national long distance calls performed directly by users, will be delivered in the destination points through AVANTEL's Public Telecommunication Network, and delivered through the local operator according to the number signaled by the user.

AVANTEL's long distance network in cities wherein there is interconnection with local operators, will be accessed through presubscription of the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE lines to AVANTEL, by means of presubscription applications, and in cities wherein there is no interconnection, access will

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be granted through alternative means. Ways of access and services to be rendered are specified in Attachment "A". Both parties agree that the services referred to in the present Contract, will be provided according to the presubscription schedule defined by competent authorities in view of the existence of interconnection between AVANTEL and the local operator, and will only be provided in the Federal States mentioned in the CLIENT's authorization referred to in paragraph C in chapter I of the statements of this document.

THIRD.  SERVICE DEFINITION

Both parties agree that the telecommunication services furnished by AVANTEL to the CLIENT under the present Contract are services subject service rates, and are, therefore, subject to register before a competent authority and changes made by AVANTEL.

AVANTEL undertakes, under the present Contract, to furnish the services referred to in this Contract, with the understanding that if the CLIENT requires any other additional service or a substitution of those agreed upon, both parties will define and approve said services previously and by writing.

FOURTH.  COUNTERCONSIDERATION

The counterconsideration and form of payment for the services that are the subject of the present Contract, will be covered by the CLIENT in accordance with the stipulations established in the present paragraph and Attachment "B"; prices and discounts included in said Attachment are based on AVANTEL's rates for authorized Public Telephone marketers.

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Both parties agree that the counterconsideration agreed upon is based in a minimum monthly consumption on the part of the CLIENT of $2 000 000.00 (Two million pesos 00/100 Mexican currency), which must be reached in a time limit no longer than three (3) months after the signature of the present Contract.

In case of non compliance with the minimum monthly consumption, the CLIENT will reimburse AVANTEL the difference resulting from the discount granted and earned during the three (3) initial months and the discount accrued in accordance with his real volume as per AVANTEL's rate CFT no. 1, registered with the competent authorities.

In case that the CLIENT continues with the non compliance mentioned in the previous paragraph, for each 5% (five per cent) less as regards the required minimum volume 3 (three) percentage points will be deducted from the applicable discount.

Rates and discounts agreed on are conditions by the fact that 80% (eighty per cent) of the total volume of traffic will be generated by the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE connected by wire and originated in the cities opened to presubscription in accordance with the schedule established by competent authorities and that there is interconnection between AVANTEL and the local carrier, and that the traffic in the cities wherein there is no interconnection between AVANTEL and the local carrier, together with the total traffic generated by cellular telephones does not exceed 20% (twenty per cent) of the total traffic handled by the CLIENT.

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For each 5 (five) percentage points of reduction in traffic as mentioned in the previous paragraph, as regards the total traffic generated by the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE connected by wire in the cities opened to presubscription in accordance with the schedule established by competent authorities and there is interconnection between AVANTEL and the local carrier, 3 (three) percentage points will be discounted from the "Discount Table D 1.5" set forth in Attachment "B", with the limit of the relationship permitted being 70% (seventy per cent) of the total traffic volume.

FIFTH.  PROCEDURE FOR TRAFFIC EVALUATION

Quarterly, starting with the end of the grace period, AVANTEL will review the list of the total traffic carried by its web, and will apply the criterion set forth in the last two paragraphs of clause fourth to determine the applicable discount. Likewise, it will determine the difference in money between the discount resulting from this mechanism and the discount the CLIENT had at the start of the quarter. The difference will be credited to the CLIENT or to AVANTEL, as may be the case in the next invoice period.

In case the traffic is less than 70% (seventy per cent) of the total traffic volume generated by the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE connected by wire to the cities opened to presubscription, and that there is interconnection between AVANTEL and the local carrier, a general discount will be applied the following quarter as follows:

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a.  32% (thirty-two per cent) if and when the total traffic generated by the
CLIENT's TELEPHONE APPARATUS OF PUBLIC USE connected by wire to the cities opened to presubscription, and that there is interconnection between AVANTEL and the local carrier during the quarter, is not less than 60% (sixty per cent).

The maximum period in which the CLIENT can remain in non compliance of the traffic volumes, as set forth in the previous paragraph, will be two consecutive quarterly periods (the period of grace and the first quarter for the first six months after the signature of the present Contract).

    Both parties agree that the rates and special discounts applied are subject to change in case AVANTEL's rate CFT no. 1 is modified.

    Payment will be made by the CLIENT within the 20 (twenty) natural days after the corresponding invoice date of issuance or the date that the invoice establishes as due date.

    All the invoices will be paid in national currency in accordance with following guidelines:

TELLERS PAYMENT

Banks where this payment will be received:

All national branches of the following banks:

BANAMEX

BANCOMER

SERFIN

The client will receive one of the two invoice forms and pay slip authorized by
AVANTEL:

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One of the forms (IBM) has the invoice and pay slip in the same page, and the last one can be detached.

The other form contains on separate pages the invoice and pay slip, the last page with the heading "Pay Slip".

The pay slip features are the following:

Three lines of information, corresponding to each bank.

There is a box where the client must specify the amount to be paid, as well as the manner of payment (cash or cheque).

In case payment is made with cheque, the client must include the cheque number and the amount of the same.

It is important to take into consideration the fact that one cheque must be used for each pay slip, that is, one cheque cannot be used to pay different client or pay slip numbers.

In case payment is made in cash, only the amount must be included.

Procedure:

The client goes to any of the bank branches mentioned above, taking into consideration the following restrictions:

BANAMEX and SERFIN:   They will accept payment in cash and cheques from any
bank, but these must be from the same city of the branch where the cheque is presented.

BANCOMER: Will accept cash and only BANCOMER cheques from the same city where the branch is located.
The client fills out his pay slip and pays in any of the cashiers available.

The cashier will detach the lower part of the pay slip, or the pay slip itself and will stamp the upper part as being

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received. This will be the client's receipt for any explanation that may be required, and it is important that the client keeps it.

The pay slip has no due date, has no restriction whatsoever as regarding minimum or maximum amounts, and the client can pay amounts that are different from those set forth in the invoice.

The branches can receive payment with a photocopy of the pay slip.

In case the client has no pay slip, he must call Client Services and request Bancomer's info line, with which he can go to any of the bank branches and fill out Form CIE (Concentracion Inmediata Empresarial) with which he can pay.

In no case can the banks charge the client any commission fee for the reception of payment, and they cannot condition the payment to the fact that the client has an account with the bank.

AVANTEL reserves the right that in case the client makes payments with a cheque that is returned for any cause, will charge 20% of the cheque's amount plus IVA as a commission fee for the cheque returned.

CHARGES TO VISA, MASTERCARD AND AMERICAN EXPRESS CARD

The client that desires this service must request it in two ways.

The client will receive with his invoice a letter authorizing this service, which must be filled out and returned to AVANTEL via fax or mail (prepaid). It is important that the client

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checks reception of this letter via telephone with his bank services advisor.

He can also request this service via telephone through his service to client executive (for GB and NA) or through a telephone call to the telecollection group, telephone number 91-800-01318 (massive markets), which will request from the client the data contained in said letter, as follows:

Client number
Name
Address
Telephone
Card no.
Issuing institution
Due date
IRS number

With this information, the client may be registered for the service, that will begin starting with the next invoice cycle that corresponds to the client.
The charge will always be made on the payment deadline of each invoice.
The card's balance wherein the charge will appear, will serve as a receipt for the client.

If the card is rejected by the bank, the client will receive a notice from the collection department, and must make his payment in another manner and furnish another card in case he wishes to continue with the service, which will be applied on the following invoice.

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When the client wishes to cancel the service or make any change in the card number, it will be necessary for him to advise (preferably) in writing or by telephone to his AVANTEL's service to client advisor. The changes will go into effect with the next invoice.

ELECTRONIC FUND TRANSFERS

This service is available only to clients that have electronic bank service in their company or home previously contracted with the following banks:

CITIBANK
ATLANTICO
BITAL
SERFIN

The client must enter into his bank electronic services, in the screen corresponding to transfers to third parties, filling the data requested in each case and furnishing as reference his AVANTEL client number, which is necessary for identification and application of the same in our system.

The client must communicate with his service to client advisor to notify his payment.

The electronic bank will furnish the transaction receipt, which the client must keep for future reference.

It is important to take into consideration that, when this method is used, the banks do charge a commission fee for the transaction.

AUDIOMATICO BANAMEX

Available for BANAMEX's clients having this service.



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The client must dial the audiomatico Banamex telephone service number 725-2525 or 725-3333, therein the client must follow the directions related to service payments, furnishing the following information:

Original account
Capture line
Amount payable.

Audiomatico will provide a confirmation code number, which should be kept for future reference.

In case the CLIENT disagrees with the invoice, he should address his inconformity to AVANTEL within the 30 (thirty) day period after the invoice cycle. The CLIENT will be required to pay the amount under dispute once AVANTEL and the CLIENT both agree to determine that said charges are applicable to the CLIENT, in which case the full amount will be considered due.

In case that any of the payments is not received by AVANTEL, for any causes under the CLIENT's liability, the CLIENT agrees to pay to AVANTEL as interest, 4% (four per cent) monthly on the pending balance, from the maturity of the agreed upon period and until the date the payment is made, besides the right that AVANTEL will hold to cancel the service for lack of payment.

SIXTH. TAXES

Any charges specified in Attachment "B" are derived from the services rendered in accordance with the present Contract, does not include the taxes accrued for the rendering of the services. These taxes must be paid by the CLIENT, except those

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that in accordance with applicable legislation will be for AVANTEL's account.

SEVENTH.  GENERAL CONDITIONS FOR SERVICE RENDERING

The services to be rendered will be in accordance with the following guidelines:

SERVICE AVAILABILITY AND ATTENTION TO FAILURES. Services will be offered and charged on a monthly basis of 24 (twenty-four) hours a day and will be available 24 (twenty four) hours a day, 7 (seven) days of the week.

AVANTEL will supervise the rendering of service 7 (seven) days a week, 24 (twenty-four) hours a day, so that in case of interruption, the CLIENT can call AVANTEL so that a telephone report is filed to the effect that the necessary repairs are made to renew the services in accordance with the Contract stipulations and AVANTEL's Commercial Practices Code.

ALTERNATE ENTRY. In those cases that AVANTEL determines, and it is technically and legally feasible, and in accordance with the stipulations in Attachment "A", AVANTEL will offer the entry to its long distance network by means of Autodialers, which will be furnished by the CLIENT.

INTERRUPTION BONUSES. In case of a service interruption for more than 72 (seventy-two) consecutive hours, and the cause is directly chargeable to breakdowns in AVANTEL's Public Telecomunication Network, AVANTEL will grant the CLIENT a bonus for the time the service was interrupted, equivalent to the average per hour invoiced in the three (3) months previous to the interruption multiplied by the number of hours of

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interruption. The CLIENT agrees that AVANTEL will not be responsible for losses resulting from unauthorized entry, or alteration, theft, destruction, equipment used, software, data or systems used in connection with AVANTEL services.

WORKSITE OF THE SERVICES. The services subject to the present Contract will be rendered only in the authorized cities to the CLIENT, in accordance with his permission, and specifically, in the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE.

LOCAL ENTRY CHARGES. The CLIENT is responsible of the Contracts and payment of all charges derived from local entries and local telephone calls that he must pay to the corresponding telephone company.

SERVICE PLATFORM. The platform that AVANTEL uses to provide the service, can be modified by AVANTEL if and when it does no affect the services rendered to the CLIENT.

EIGHTH.  SECURITY MEASURES

The CLIENT is liable for undertaking all the measures needed to obtain security systems in order to protect its equipment and its TELEPHONE APPARATUS OF PUBLIC USE.

The CLIENT agrees that AVANTEL will not be responsible for losses incurred by an unauthorized entry, alteration, theft, destruction, or use of equipment, data or systems wherever they may be that are used in connection with AVANTEL's services.

NINTH.  RESPONSIBILITIES OF THE PARTIES

The CLIENT is responsible for the acquisition of the CLIENT'S TELEPHONE APPARATUS OF PUBLIC USE as well as the monthly payment of the local entry of the telephone lines, so that he

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frees AVANTEL from any responsibility regarding any question related to said equipment including, without this meaning a limitation, maintenance, damages, deaths, etc.

Likewise, the CLIENT will be responsible for the acquisition, instalation, management, programming, operation, and maintenance of Autodialers, and of any activity related to their operation.

The CLIENT will pay AVANTEL the cost of all the national and international long distance calls generated in the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE, and carried by AVANTEL, so that AVANTEL will not condone any debt to the CLIENT for problems of fraud or collection on the part of the same to the final users.

AVANTEL is nor responsible for the problems that the CLIENT may have in collecting the money from the CLIENT's TELEPHONE APPARATUS OF PUBLIC USE.

TENTH.  INDUSTRIAL AND INTELLECTUAL PROPERTY

Both parties recognize that, through the signature of this Contract, they acquire no right whatsoever on the industrial and intellectual property rights of the other party, stating, without this meaning a limitation, of patents, trademarks, commercial names, author rights, etc., as well as licenses, permits, authorization of industrial and intellectual property use derived from the compliance of the present Contract.

In the same manner, both parties recognize that all the industrial and intellectual property rights, including without this meaning a limitation, of trade marks, patents, author's

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rights, among others, that may be found in any software, and/or documents tendered by AVANTEL to the CLIENT, or used by AVANTEL for service rendering, will remain exclusively an AVANTEL's property of its licensees.

ELEVENTH. CONFIDENTIALITY.

For the aims of this Contract, "Confidential Information" means the information revealed by one of the parties ("Owner") to the other party ("receiver") regarding with the fundamental theme of this Contract, including, without this being a limitation, information or data regarding the client, the business, and/or technical information, and, even though it is not related with said theme, was revealed as a result of a conversation between both parties; that in any case was revealed to the receiver by the owner or by an affiliate of the owner, in the form of a document or other tangible form that showed an adequate legend showing its confidential or proprietary nature; or that it was revealed initially verbally or visually, and that was identified as confidential at the moment of its revelation and the receiver had been provided with a written resume with said contents, and marked with said legend within the time lapse of 15 (fifteen) natural days after the initial revelation.

During the life of this Contract, the receiver can use the owner's confidential information only for the aims of this Contract, and must protect said confidential information so that it is not revealed to other parties, applying the same care he uses to protect its own information of similar importance, but in no case using less than reasonable care.

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The receiver can reveal confidential information received according to this
Contract to (i) his affiliates that agree beforehand and in writing that they will be constrained by this Contract and (ii) and their employees and advisors, and the employees and advisors of the affiliates, that may have need of knowing it, for the aims of this Contract, and that there are required to protect the confidential information against unauthorized use and revelation.

The restrictions of this Contract regarding the use and revelation of confidential information will not be applicable to information that:

     (i) Was in the receiver's possession or control at the moment of being revealed, in accordance with this Contract, by means of an unintentional act of the receiver and not required by the owner not to reveal it.

     (ii) Is or becomes public domain by means of an unintentional act on the part of the receiver, and that occurs after the moment when the owner communicated it to the receiver.

     (iii) Was received by the receiver from a third party with liberty to reveal it, and that was not required by the owner or

     (iv) Was developed independently by the receiver, without reference to any confidential information of the owner or any other information that the owner may reveal as confidential to a third party, or

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     (v)  Was identified by the owner as information that no longer is his property nor is confidential.

Confidential information revealed in accordance with this Contract, including information contained in computer programs or stored in electronic devices, is and will be the owner's property. Said information, existing in tangible form, must be returned promptly to the owner, if he requests it in writing.

Both parties cannot reveal any of the terms or conditions of this Contract without the previous written consent of the other party, unless they be required by any competent authority, in which case they must advise the other party of this requirement.

All specifications, plans, drawings, technical or commercial data or information with a confidential nature, as well as any other confidential material ("information") furnished or revealed to the CLIENT by AVANTEL will be considered as AVANTEL's exclusive property.

During the life of the present Contract and during a period of five (5) years starting on the date of the ending of this contract, neither party can reveal, disclose, let other know, sell, interchange, rent, or in any other manner, transfer any information related to the present Contract to a third party.

The terms and conditions of this clause will persist at the ending of this Contract, during a period of five (5) years.

Any non compliance of the terms and conditions of this clause, during the life of this Contract, by any of the parties, will cause the immediate ending of the Contract by the

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untransgressing party, without injury to the legal actions that may accrue.

TWELFTH.  MARKETING AND ADVERTISING

Neither party can issue advertising that may involve the other party without its previous consent. Notwithstanding, AVANTEL can disclose the name of the CLIENT and services rendered for curricular ends.

In case that the CLIENT desires to make any advertising, including AVANTEL's name, its trademarks, designs, etc., the CLIENT must request a previous written approval by AVANTEL of said materials.

THIRTEENTH.  LABOR RELATIONS

Both parties recognize that there is no labor relation between AVANTEL and the CLIENT's employees, nor between the CLIENT and AVANTEL's employees.

Both parties expressly stipulate that they recognize the labor relations they have with their respective employees, as they are employers that satisfy the requirements referred to in article 13th of the Federal Labor Law, freeing the other party of any worker responsibility in the terms indicated by articles 13 and 15 of said law, as well as by any regulations that may be applicable.

In no case, and under no concept, will AVANTEL be considered a direct or substitute employer of the CLIENT's personnel, nor can the CLIENT be considered as a direct or substitute employer of AVANTEL's personnel.

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Both parties agree that during the life of the present Contract, they cannot contract any employee of the other party without its previous written authorization.

FOURTEENTH.  DURATION

The present Contract will be valid for one (1) year, starting of the date of signature and can be renewed by written agreement of both parties.

FIFTEENTH.  CANCELLATION

The CLIENT can cancel the present Contract without need of a judicial statement, by means of a notice given to AVANTEL with at least 30 (thirty) days beforehand in case that AVANTEL does not comply with any of the obligations as established in the present Contract, and it is not corrected within the 30 (thirty) days after the notice.

AVANTEL can cancel the present Contract without need of a judicial statement by means of a notice given to the CLIENT with at least 30 (thirty) days beforehand in the following stipulated cases, and said non compliance is not corrected within the 30 (thirty) days after the notice:

(a) In case that the CLIENT does not pay the amounts owed AVANTEL in the terms agreed on.

(b) In case that the CLIENT uses the services offered through the present Contract for telephone lines different to those established in Attachment "C" of the present Contract, and that they are not CLIENT's TELEPHONE APPARATUS OF PUBLIC USE.

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(c) In case of any non compliance with the rest of the CLIENT's obligations in accordance with this Contract and its Attachments.

SIXTEENTH.  ACTS OF GOD AND FORCE MAJEURE

Neither party is bound to comply with the obligations of the present Contract in case of force majeure or acts of God, in which case the party that incurs in non compliance because of these causes, must notify the other party of the situation, and must renew the compliance of its obligations at the moment that the cause that originated the non compliance, ceases.

Market fluctuations and a drop in the business volume of the CLIENT are not considered force majeure.

SEVENTEENTH.  ASSIGNMENT OF RIGHTS

Neither party can assign their rights or obligations derived from the present Contract without the previous written consent of the other party.
Any assignment carried out without the previous consent of the other party will be considered null and void.

EIGHTEENTH.  RENOUNCEMENT OF RIGHTS

No omission of the parties to exert any right contained in the present Contract at any time, can be considered as a renouncement of the exercise of said rights, or a renouncement to exercise all and each of the stipulations of the present Contract in the future.

In case that one or more clauses contained in the present Contract become null and void because of the applicable legislation, the rest of the clauses will keep all their legal

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force, and those that have been annulled will be replaced by mutual consent, with the intention of coming as near as possible to the stipulations of the annulled clauses.

NINETEENTH.  ATTACHMENTS

The Attachments that form an integral part of the present Contract are the following:

Attachment "A" --SERVICE SPECIFICATIONS
Attachment "B" --COUNTERCONSIDERATIONS
Attachment "C" --SITE SPECIFICATION OF THE CLIENT's TELEPHONE APPARATUS OF PUBLIC USE

TWENTIETH.  ADDRESSES

For any communication that the parties must tender due to the present Contract or its Attachments, the parties state the following conventional addresses:

AVANTEL, S.A.
Av. Paseo de la Reforma 265
Col. Cuauhtemoc
06500 Mexico, D.F.
Attention:
Lic. Fernanda Cesarman Mateos
Subdirectora de Asuntos Juridicos
Av. Paseo de la Reforma 265 -5o. piso
Col. Cuauhtemoc
06500 Mexico, D.F.

THE CLIENT
Torres Adalid # 7
Col. del Valle

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03100 Mexico, D.F.

TWENTY-FIRST.  INTEGRAL AGREEMENT

Both parties agree to abide by the terms and conditions of the present Contracts and Attachments to the same. For all unforeseen issues in this Contract, the parties will abide by the stipulations of AVANTEL's rate and Commercial Practices Code in effect.

TWENTY-SECOND.  APPLICABLE JURISDICTION

For the interpretation and compliance of the present Contract, both parties expressly submit themselves to the applicable legislation and Federal Courts in Mexico, Federal District, renouncing both parties expressly to the privileges that may accrue to them because of the present or future addresses or for any other cause.

This present Contract was read in the presence of both parties, who having understood its content and legal scope, are in accordance to bind themselves to the terms and conditions contained in the present instrument, in witness thereof, both parties sign it in Mexico, D.F., on the sixth day of the month of June, 1997.

AVANTEL, S.A.                          AMERICAN TELESOURCE INTERNATIONAL
                                       DE MEXICO, S.A. DE C.V.
(Signature)                            (Signature)
MR. JORGE L. RODRIGUEZ                 MR. JESUS ENRIQUEZ PEREZ

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